UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.0.1 Entry into a Material Definitive Agreement.

On September 16, 2024, Zyversa Therapeutics, Inc., (the “Company”), entered into a Sales Agreement (the “ATM Agreement”) with A.G.P/Alliance Global Partners (the “Agent”), as sales agent, pursuant to which the Company may offer and sell shares of common stock, par value $0.0001 per share (the “Shares”) up to an aggregate offering price of $1,397,396 from time to time, in an at-the-market public offering. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Agent. The Agent will receive a commission from the Company of 3.00% of the gross proceeds of any Shares sold under the ATM Agreement.

Upon delivery of an issuance notice and subject to the terms and conditions of the ATM Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement but is not obligated to sell, and the Agent is not obligated to buy or sell, any Shares under the ATM Agreement. No assurance can be given that the Company will sell any Shares under the ATM Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place.

The Company or Agent may suspend or terminate the offering of Shares upon proper notice to the other party and subject to other conditions. The Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to the terms of the ATM Agreement. The ATM Agreement will automatically terminate when the sale of the Shares reaches an aggregate offering amount equal to $1,397,396, or sooner if terminated as permitted therein.

In the ATM Agreement, the Company agreed to indemnify the Agent against certain liabilities, including under the Securities Act of 1933, as amended, or to contribute payments that the Agent may be required to make because of such liabilities.

The Shares sold under the ATM Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2024 and declared effective on September 9, 2024 (Registration No. 333-281914), and a prospectus supplement and the accompanying prospectus relating to the at-the-market offering filed with the SEC on September 16, 2024.

Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of Share to be sold under the ATM agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for working capital and general corporate purposes, including administrative and research and development expenses.

The ATM Agreement also contains representations, warranties and certain covenants of the Company that are customary for transactions of this type. The representations, warranties and covenants contained in the ATM Agreement are made only for purposes of the ATM Agreement and as of specific dates, are solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company’s business or the Agent or any of the Company’s or their subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the ATM Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures or statements by us or the Agent. Accordingly, investors should read the representations and warranties in the ATM Agreement not in isolation but only in conjunction with the other information about the Company or the Agent and the Company’s or their subsidiaries included in reports, statements and other filings made with the SEC.

The foregoing description of the terms of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of the Company’s counsel relating to the validity of the Shares that may be sold pursuant to the ATM Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares that may be sold pursuant to the ATM Agreement, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Sales Agreement dated September 16, 2024 by and between Zyversa Therapeutics, Inc., and A.G.P./Alliance Global Partners
5.1	Opinion of Thompson Hine LLP
23.1	Consent of Thompson Hine LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYVERSA THERAPEUTICS, INC.

September 16, 2024	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer